                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated March 1, 2002, in the Registration Statement (Form S-4) and related prospectus of Collins & Aikman Floorcoverings, Inc.for the registration of $175,000,000 9 3/4% Senior Subordinated Notes due 2010.



/s/ Ernst & Young

Halifax, Canada
May 10, 2002